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                           CROSS TIMBERS OIL COMPANY
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[LOGO] CROSS TIMBERS OIL COMPANY                                    NEWS RELEASE
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                                                           For Immediate Release
       Number: 96-09

                 CROSS TIMBERS' CHAIRMAN ANNOUNCES RETIREMENT;
                  CEO TO ASSUME ADDITIONAL TITLE OF CHAIRMAN

        FORT WORTH, TX (MAY 10, 1996) -- Jon Brumley, Chairman of the Board and Co-Founder of Cross Timbers Oil Company (NYSE-XTO), today announced his retirement effective July 1, 1996. It is anticipated that Bob R. Simpson, Chief Executive Officer and Co-Founder, will assume the additional responsibility of Chairman at that time and that Brumley will continue a relationship with the Company in an advisory or consulting capacity.

        "The timing is right for me to pursue other interests," Brumley stated. "Bob Simpson has assumed increasing responsibilities as CEO over the past few years, and the Company has never done better. We've just completed a record quarter and anticipate further record results for the remainder of 1996. Cross Timbers retains the team, including Bob, President and Co-Founder Steve Palko and other key senior people, that has built the Company since 1986."

        "Jon Brumley has been my friend and mentor for the past 20 years," Simpson said. "His achievements and leadership have been truly remarkable, not only for the industry and our shareholders, but for our state and community. I look forward to our ongoing relationship."

        Palko added, "Jon Brumley, Bob Simpson and I founded Cross Timbers in 1986, but we've been partners and friends for more than 20 years. Cross Timbers will stay the course and preserve the spirit of achievement set by our Chairman, Jon Brumley."

        Brumley will stand for election to Cross Timbers' board at its May 21 Annual Meeting. Upon his retirement on July 1, the Board will appoint a successor to serve until the 1997 Annual Meeting.

        Cross Timbers Oil Company is engaged in the acquisition, exploitation and development of quality, long-lived producing oil and gas properties. The firm, whose predecessor companies were established in 1986, completed its initial public offering in May 1993. Its properties are concentrated in Texas, Oklahoma, Kansas and New Mexico.

CONTACT:  LOUIS G. BALDWIN
          SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
          CROSS TIMBERS OIL COMPANY
          817/870-2800